Exhibit 99.1

eBay Inc. Prices $750 Million Senior Unsecured Notes Offering

SAN JOSE, Calif., June 8, 2020 – eBay Inc. (Nasdaq:EBAY) today announced the pricing of a $750 million underwritten public offering of its senior unsecured notes, consisting of $300 million of 1.900% Notes due 2025 (the “2025 Notes”) and $450 million of 2.700% Notes due 2030 (the “2030 Notes”). The public offering price of the 2025 Notes is 103.432% of the principal amount and the public offering price of the 2030 Notes is 103.176% of the principal amount, in each case plus accrued interest from March 11, 2020 to, but not including, the closing date. The 2025 Notes and 2030 Notes will have the same terms (other than the initial offering price and the issue date) and be of the same series as the 1.900% Notes due 2025 and the 2.700% Notes due 2030 eBay first issued on March 11, 2020 (the “Original Notes”). Upon consummation of the offering, the 2025 Notes and 2030 Notes will trade interchangeably with the Original Notes of that series and eBay will have a total of $800 million of 2025 Notes outstanding and $950 million of 2030 Notes outstanding. The offering is expected to close on June 15, 2020, subject to customary closing conditions.

eBay intends to use the net proceeds from the offering and, if necessary, other available funds to (a) purchase any and all of the 2.875% Notes due 2021 (the “2021 Notes”) that are validly tendered in the tender offer eBay announced earlier today, (b) fund the redemption price of the 2021 Notes eBay may redeem pursuant to the exercise of its rights to redeem the 2021 Notes and (c) make the payment of related premiums, fees and expenses. eBay intends to use any remaining net proceeds for general corporate purposes, which may include capital expenditures, share repurchases, repayment of other indebtedness and possible acquisitions.

The offering is being made through an underwriting syndicate led by Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, as joint book-running managers, and BofA Securities, Inc., BNP Paribas Securities Corp., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, HSBC Securities (USA) Inc., RBC Capital Markets, LLC, Standard Chartered Bank and Wells Fargo Securities, LLC, as co-managers. Copies of the prospectus supplement and prospectus related to the offering may be obtained by contacting Credit Suisse Securities (USA) LLC, Attention: Prospectus Department, Eleven Madison Avenue, 3rd floor, New York, New York 10010, by telephone at 1-800-221-1037 or by e-mail at usa.prospectus@credit-suisse.com, or J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, Attention: Prospectus Department, 1155 Long Island Avenue, Edgewood, New York 11717, by telephone at 1-866-803-9204 or by e-mail at prospectus-eq_fi@jpmchase.com or Morgan Stanley & Co. LLC, Attention: Prospectus Department, 180 Varick Street, Second Floor, New York, New York 10014 or by e-mail at prospectus@morganstanley.com.

The offering is being made pursuant to an effective shelf registration statement under the Securities Act of 1933, as amended, and these securities are only being offered by means of the prospectus supplement and prospectus related to the offering, which have been or will be filed with the Securities and Exchange Commission. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any offer or sale of these securities, in any state or other jurisdiction where, or to any person to whom, the offer, solicitation or sale of these securities would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction. This press release is not an offer to purchase or a solicitation of an offer to sell the 2021 Notes and does not constitute a redemption notice for the 2021 Notes.

Forward-Looking Statements

This press release contains forward-looking statements that are based on the company’s current expectations, forecasts and assumptions and involve risks and uncertainties. These statements include, but are not limited to, statements regarding the planned closing of and expected use of proceeds from the company’s senior unsecured notes offering as described above. Actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of future performance. Factors that could cause or contribute to such differences include, but are not limited to: changes in political, business and economic conditions, the duration of the COVID-19 pandemic and the effects of COVID-19 on its business and operations and on the general economy, including effects on its sellers and customers, any regional or general economic downturn or crisis and any conditions that affect ecommerce growth or cross-border trade; the company’s ability to realize growth opportunities in payments intermediation and advertising; the outcome of the strategic portfolio reviews; fluctuations in foreign currency exchange rates; the company’s need to successfully react to the increasing importance of mobile commerce and the increasing social aspect of commerce; an increasingly competitive environment for its business; changes to the company’s capital allocation, including the timing, declaration, amount and payment of any future dividends or levels of the company’s share repurchases, or management of operating cash; the company’s ability to increase operating efficiency to drive margin improvements and enable reinvestments; the company’s ability to manage its indebtedness, including managing exposure to interest rates and maintaining its credit ratings; the company’s need to manage an increasingly large enterprise with a broad range of businesses of varying degrees of maturity and in many different geographies; the ability to successfully intermediate payments on the company’s marketplace platform; the company’s need and ability to manage regulatory, tax, data security and litigation risks; the company’s ability to timely upgrade and develop its technology systems, infrastructure and customer service capabilities at reasonable cost while maintaining site stability and performance and adding new products and features; and the company’s ability to integrate, manage and grow businesses that have been acquired or may be acquired in the future.

More information about factors that could adversely affect the company’s operating results and the market value of the notes referenced above is included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s most recent Annual Report on Form 10-K and subsequent quarterly reports on Form 10-Q, copies of which may be obtained by visiting the company’s Investor Relations website at https://investors.ebayinc.com or the SEC’s website at www.sec.gov, and under the caption “Risk Factors” in the prospectus supplement and prospectus related to the offering. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to the company on the date hereof. The company assumes no obligation to update such statements. The information contained in, or that can be accessed through, the company’s websites (including, without limitation, the Investor Relations website mentioned in this paragraph) is not part of or incorporated by reference into this press release. Any references to the company’s websites are intended to be inactive textual references only.